Exhibit 99.8

Consent of Engineer - Gary William Hawthorn, P.Eng (Mining Engineering) British Columbia

Reference is made to the Annual Report on Form 20-F for the year ended December 31, 2007 (the "Annual Report") of Southwestern Resources Corp. (the "Company"), filed with the U.S. Securities and Exchange Commission.

I hereby consent to the references to my name under the heading "Property, Plant and Equipment – Boka Property, Yunnan, China" in the Company's Annual Information Form and to all other references to my name included or incorporated by reference in the Annual Report, and I further consent to the reliance in the Annual Report on the independent technical report dated November 9, 2007, prepared by Snowden Mining Industry Consultants Inc., entitled "Mineral Resource Estimate, Boka Gold Project, Yunnan Province, P.R.C." which the Company used, or directly quoted from, in preparing summaries concerning the Boka Gold Project, which appear in such Annual Report.

Very truly yours,

[signed and sealed]

PROFESSIONAL ENGINEER PROVINCE OF BRITISH COLUMBIA Gary W. Hawthorn

Gary Hawthorn, P. Eng

Westcoast Mineral Testing Inc

2806 Thorncliffe Drive

North vancouver, B.C.
Canada, V7R 2S7

garyhawthorn@shaw.ca

604-986-8199